EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-233232 on Form S-3 of our reports dated February 12, 2020, relating to the consolidated financial statements of Urban Edge Properties LP and the effectiveness of Urban Edge Properties LP’s internal control over financial reporting appearing in the Annual Report on Form 10-K of Urban Edge Properties and Urban Edge Properties LP for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 12, 2020